Exhibit 99.1

TripAdvisor Reports Fourth Quarter and Full Year 2016 Financial Results

NEEDHAM, MA, February 15, 2017 — TripAdvisor, Inc. (NASDAQ: TRIP) today reported financial results for the fourth quarter and full year ended December 31, 2016.

“2016 was an important transition year and one of great progress towards creating the best user experience in travel,” said Chief Executive Officer Steve Kaufer. “We rolled out hotel instant booking globally and strengthened our position in Attractions, Restaurants and Vacation Rentals. With our price comparison and booking capabilities in place, we are focused on raising consumer awareness of TripAdvisor as a great place to go to price shop and book.”

Fourth Quarter and Full Year 2016 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2016	2015	% Change	2016	2015	% Change
Total Revenue	$316	$309	2%	$1,480	$1,492	(1)%
Hotel	$252	$260	(3)%	$1,190	$1,263	(6)%
Non-Hotel	$64	$49	31%	$290	$229	27%

GAAP Net Income	$1	$3	(67)%	$120	$198	(39)%

Total Adjusted EBITDA (1)	$58	$87	(33)%	$352	$466	(24)%
Hotel	$66	$95	(31)%	$380	$472	(19)%
Non-Hotel	$(8)	$(8)	0%	$(28)	$(6)	(367)%

Non-GAAP Net Income (1)	$23	$66	(65)%	$206	$302	(32)%

Diluted Earnings per Share:
GAAP	$0.01	$0.02	(50)%	$0.82	$1.36	(40)%
Non-GAAP (1)	$0.16	$0.45	(64)%	$1.40	$2.07	(32)%

Cash flow from operating activities	$46	$78	(41)%	$321	$418	(23)%
Free cash flow (1)	$30	$62	(52)%	$249	$309	(19)%
(1)

“Adjusted EBITDA”, “Non-GAAP Net Income,” “Non-GAAP Diluted Earnings per Share,” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”).  Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measure.

Chief Financial Officer Ernst Teunissen added, “As expected, our significant investments in these growth initiatives dampened full year 2016 financial results. However, we believe we turned a corner in the fourth quarter, as growth rates improved, led by the U.S. In 2017, we are prioritizing revenue growth as well as making the investments necessary to drive monetization, growth and profitability on our platform.”

Full Year 2016 Highlights

•	Revenue for the full year 2016 was $1,480 million, a decrease of 1% year-over-year (or flat on a constant currency basis).
•	GAAP net income for the full year 2016 was $120 million, a decrease 39% of year-over-year, or $0.82 per diluted share.
•	Adjusted EBITDA for the full year 2016 was $352 million, a decrease of 24% year-over-year (or a decrease of approximately 23% on a constant currency basis).

•	Non-GAAP net income for the full year was $206 million, or $1.40 per diluted share.
•	Cash flow provided by operating activities for the full year 2016 was $321 million and free cash flow was $249 million.
•	Cash and cash equivalents, short and long term marketable securities were $746 million as of December 31, 2016, an increase of $48 million year-over-year, or 7%.
•	Long-term debt was $91 million as of December 31, 2016, which reflects net repayments of $109 million since December 31, 2015, against outstanding borrowings on our 2015 credit facility.
•	Average monthly unique visitors reached 390 million* during the peak summer travel season, or up 14% year over year.
•

User reviews and opinions grew 45% year-over-year and reached 465 million at December 31, 2016, covering approximately 1,060,000 hotels and accommodations, 835,000 vacation rentals, 4.3 million restaurants and 760,000 attractions and experiences.

•	TripAdvisor had 3,327 employees as of December 31, 2016, compared to 3,008 at December 31, 2015.

Fourth Quarter 2016 Financial Highlights

Revenue for the fourth quarter of 2016 was $316 million, an increase of $7 million, or 2% year-over-year (or an increase of approximately 4% on a constant currency basis).

	Three Months Ended December 31,
(In millions, except percentages)	2016	2015	% Change
Revenue by Source:
TripAdvisor-branded click-based and transaction (1)	$154	$154	0%
TripAdvisor-branded display-based advertising and subscription (2)	69	71	(3)%
Other hotel revenue (3)	29	35	(17)%
Non-Hotel	64	49	31%
Total Revenue	$316	$309	2%

Revenue by Geography (% of total revenue):
North America	57%	53%
EMEA	29%	29%
APAC	10%	13%
LATAM	4%	5%

(1)	Consists of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites, as well as content licensing with third party sites.
(3)	Includes revenue from non-TripAdvisor branded websites, including click-based advertising revenue, display-based advertising revenue and room reservations sold through these websites.

•	GAAP net income for the fourth quarter 2016 was $1 million, a decrease of 67% year-over-year, or $0.01 per diluted share.
•	Adjusted EBITDA for the fourth quarter 2016 was $58 million, a decrease of 33% year-over-year (or a decrease of approximately 32% on a constant currency basis).
•	Non-GAAP net income for the fourth quarter 2016 was $23 million, or $0.16 per diluted share.
•	Cash flow provided by operating activities for fourth quarter 2016 was $46 million, a decrease of $32 million, or 41%, from fourth quarter 2015. Free cash flow for fourth quarter 2016 was $30 million.
•

We repurchased 1,651,957 shares of TripAdvisor outstanding common stock during the fourth quarter 2016 for approximately $84 million, which are held by the Company as treasury shares as of December 31, 2016. The share repurchase program authorized by our Board of Directors in February 2013 has been completed.

Share Repurchase Program

On January 25, 2017, TripAdvisor’s Board of Directors authorized up to $250 million of share repurchases. This new repurchase program has no expiration but may be suspended or terminated by the Board of Directors at any time.

Conference Call

TripAdvisor posted prepared remarks, supplemental financial information and an investor presentation on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, February 16, 2017, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s fourth quarter 2016 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 33812218) until February 23, 2017 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor
TripAdvisor® is the world's largest travel site*, enabling travelers to unleash the potential of every trip. TripAdvisor offers advice from millions of travelers, with 465 million reviews and opinions covering 7 million accommodations, restaurants and attractions, and a wide variety of travel choices and planning features — checking more than 200 websites to help travelers find and book today’s lowest hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 390 million average unique monthly visitors**, in 49 markets worldwide. TripAdvisor: Know better, Book better and Go better.

TripAdvisor® (NASDAQ:TRIP), through its subsidiaries, manages and operates websites under 23 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com, www.dimmi.com.au, and www.en.couverts.nl), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, and www.viator.com.

*Source: comScore Media Metrix for TripAdvisor Sites, worldwide, November 2016

**Source: TripAdvisor log files, average unique monthly visitors, Q3 2016

SELECTED FINANCIAL INFORMATION

TripAdvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$316	$421	$309	$1,480	$1,492
Costs and expenses:
Cost of revenue	16	19	12	71	58
Selling and marketing (1)	172	210	145	756	692
Technology and content (1)	58	62	55	243	207
General and administrative (1)(2)	34	38	96	143	210
Depreciation	18	18	16	69	57
Amortization of intangible assets	8	8	10	32	36
Total costs and expenses	306	355	334	1,314	1,260
Operating income (loss)	10	66	(25)	166	232
Other income (expense), net (3)	(6)	(3)	(1)	(15)	7
Income (loss) before income taxes	4	63	(26)	151	239
Benefit (provision) for income taxes (2)	(3)	(8)	29	(31)	(41)
Net income	$1	$55	$3	$120	$198
Earnings per share attributable to common stockholders:
Basic	$0.01	$0.38	$0.02	$0.83	$1.38
Diluted	$0.01	$0.37	$0.02	$0.82	$1.36
Weighted average common shares outstanding:
Basic	145	146	144	145	144
Diluted	146	147	146	147	146
(1) Includes stock-based compensation expense as follows:
Selling and marketing	$5	$5	$4	$20	$16
Technology and content	$10	$11	$8	$40	$28
General and administrative	$7	$6	$7	$25	$28

(2)

During the fourth quarter of December 31, 2015, TripAdvisor made a non-cash contribution of $67 million to settle our pledge obligation with The TripAdvisor Charitable Foundation (the “Foundation”).  This resulted in $59 million ($36 million after-tax) of incremental charitable contribution expense for both the quarter ended and the year ended December 31, 2015, which did not reoccur in 2016. This amount was settled in TripAdvisor’s common stock. TripAdvisor does not expect to make any future contributions to the Foundation.

(3)	During the three months and year ended December 31, 2015, respectively, the Company recorded a $3 million and $20 million gain from a sale of a subsidiary in 2015 that did not reoccur in 2016.

TripAdvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$612	$614
Short-term marketable securities	118	47
Accounts receivable, net of allowance for doubtful accounts of $9 and $6, respectively	189	180
Prepaid expenses and other current assets	31	24
Total current assets	950	865
Long-term marketable securities	16	37
Property and equipment, net of accumulated depreciation of $111 and $88, respectively	260	247
Intangible assets, net of accumulated amortization of $80 and $52, respectively	167	176
Goodwill	736	732
Deferred income taxes, net	42	25
Other long-term assets	67	46
TOTAL ASSETS	$2,238	$2,128
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14	$10
Deferred merchant payables	128	105
Deferred revenue	64	64
Current portion of debt	80	1
Taxes payable	10	9
Accrued expenses and other current liabilities	127	123
Total current liabilities	423	312
Long-term debt	91	200
Deferred income taxes, net	12	15
Other long-term liabilities	210	189
Total Liabilities	736	716

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 134,706,467 and 133,836,242, respectively
Shares outstanding: 131,310,980 and 132,443,111, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	831	741
Retained earnings	945	826
Accumulated other comprehensive loss	(77)	(63)
Treasury stock-common stock, at cost, 3,395,487 and 1,393,131 shares, respectively	(197)	(92)
Total Stockholders’ Equity	1,502	1,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,238	$2,128

TripAdvisor, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating activities:
Net income	$1	$55	$3	$120	$198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	18	18	16	69	57
Amortization of intangible assets	8	8	10	32	36
Stock-based compensation expense	22	22	19	85	72
Non-cash contribution to charitable foundation	—	—	67	—	67
Gain on sale of business	—	—	(3)	—	(20)
Deferred tax benefit	(6)	(9)	(41)	(20)	(37)
Other, net	4	5	2	10	9
Changes in operating assets and liabilities, net of effects from acquisitions and other investments, and dispositions	(1)	(186)	5	25	36

Net cash provided by (used in) operating activities (1)	46	(87)	78	321	418
Investing activities:
Capital expenditures, including internal-use software and website development	(16)	(21)	(16)	(72)	(109)
Acquisitions and other investments, net of cash acquired	(20)	(24)	—	(43)	(29)
Proceeds from sale of business, net of cash sold	—	—	3	—	25
Purchases of marketable securities	(22)	(47)	(55)	(166)	(205)
Sales of marketable securities	22	22	115	84	187
Maturities of marketable securities	9	5	19	32	71
Other investing activities, net	1	1	1	2	2
Net cash provided by (used in) investing activities	(26)	(64)	67	(163)	(58)
Financing activities:
Repurchase of common stock	(84)	(9)	—	(105)	—
Proceeds from Chinese credit facilities	5	2	—	7	4
Payments to Chinese credit facilities	(1)	—	—	(1)	(41)
Principal payments on 2011 credit facility	—	—	—	—	(300)
Proceeds from 2015 credit facility, net of financing costs	91	10	—	101	287
Payments to 2015 credit facility	(20)	(81)	(90)	(210)	(90)
Proceeds from 2016 credit facility, net of financing costs	—	73	—	73	—
Proceeds from exercise of stock options	1	3	3	7	12
Payment of withholding taxes on net share settlements of equity awards	(2)	(1)	(7)	(15)	(73)
Other financing activities, net	—	—	—	—	12
Net cash used in financing activities (1)	(10)	(3)	(94)	(143)	(189)
Effect of exchange rate changes on cash and cash equivalents	(9)	(1)	(4)	(17)	(12)
Net increase (decrease) in cash and cash equivalents	1	(155)	47	(2)	159
Cash and cash equivalents at beginning of period	611	766	567	614	455
Cash and cash equivalents at end of period	$612	$611	$614	$612	$614

(1)

In the third quarter of 2016, TripAdvisor early adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting, which eliminates the requirement to reclassify excess tax benefits related to stock-based compensation from operating to financing activities in the condensed consolidated statement of cash flows.  The retrospective application to prior periods resulted in a $4 million and $36 million increase in cash flows provided by operating activities during the three months and year ended December 31, 2015, respectively, and a corresponding increase in cash flows used in financing activities.

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	Q/Q Growth	Y/Y Growth
Revenue:
Hotel	$252	$320	$260	(21)%	(3)%
Non-Hotel	64	101	49	(37)%	31%
Total revenue	$316	$421	$309	(25)%	2%
Adjusted EBITDA (1):
Hotel	$66	$99	$95	(33)%	(31)%
Non-Hotel	(8)	15	(8)	(153)%	0%
Total Adjusted EBITDA	$58	$114	$87	(49)%	(33)%
Adjusted EBITDA Margin (1):
Hotel	26%	31%	37%
Non-Hotel	(13)%	15%	(16)%
Total Adjusted EBITDA Margin	18%	27%	28%

Net Income (2)	$1	$55	$3
Net Income Margin	0%	13%	1%

	Year ended December 31,		% Change
	2016	2015	2016 vs. 2015
Revenue:
Hotel	$1,190	$1,263	(6)%
Non-Hotel	290	229	27%
Total revenue	$1,480	$1,492	(1)%
Adjusted EBITDA (1):
Hotel	$380	$472	(19)%
Non-Hotel	(28)	(6)	(367)%
Total Adjusted EBITDA	$352	$466	(24)%
Adjusted EBITDA Margin (1):
Hotel	32%	37%
Non-Hotel	(10)%	(3)%
Total Adjusted EBITDA Margin	24%	31%

Net Income (2)	$120	$198
Net Income Margin	8%	13%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated net income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) certain gains, losses, and other expenses that we do not believe are indicative of our ongoing operating results; (4) goodwill, long-lived assets and intangible asset impairments and (5) other non-recurring expenses and income. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. During the second quarter of 2016, TripAdvisor began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. This change did not have a material effect on our previously reported non-GAAP EPS calculations in prior periods.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue or, “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA or, “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income	$1	$55	$3	$120	$198
Add: Provision for income taxes	3	8	(29)	31	41
Add: Other expense (income), net	6	3	1	15	(7)
Add: Depreciation and amortization of intangible assets	26	26	26	101	93
Add: Stock-based compensation expense	22	22	19	85	72
Add: Non-cash charitable contribution (2)	-	-	67	-	67
Add: Other non-recurring expenses	-	-	-	-	2
Adjusted EBITDA (Non-GAAP)	$58	$114	$87	$352	$466

Revenue (GAAP)	$316	$421	$309	$1,480	$1,492

Net Income margin (GAAP)	0%	13%	1%	8%	13%
Adjusted EBITDA margin (Non-GAAP) (1)	18%	27%	28%	24%	31%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$1	$55	$3	$120	$198
Add: Stock-based compensation expense	22	22	19	85	72
Add: Amortization of intangible assets	8	8	10	32	36
Add: Non-cash charitable contribution (2)	-	-	67	-	67
Add: Other non-recurring expenses	-	-	-	-	2
Subtract: Gain on sale of business	-	-	3	-	20
Subtract: Income tax effect of Non-GAAP adjustments (3)	8	7	30	31	53
Non-GAAP net income	$23	$78	$66	$206	$302

GAAP diluted shares	146	147	146	147	146

GAAP Net Income per diluted share	$0.01	$0.37	$0.02	$0.82	$1.36
Non-GAAP net income per diluted share (4)	$0.16	$0.53	$0.45	$1.40	$2.07

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP) (5)	$46	$(87)	$78	$321	$418
Subtract: Capital expenditures	16	21	16	72	109
Free cash flow (Non-GAAP) (5)	$30	$(108)	$62	$249	$309

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$316		$309	$1,480	$1,492
Effects of foreign exchange	4			18
Non-GAAP revenue before effects of foreign exchange	$320			$1,498
Year/Year Growth (6)	4%			0%

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted EBITDA Before Effects of Foreign Exchange:
Adjusted EBITDA	$58		$87	$352	$466
Effects of foreign exchange	1			8
Adjusted EBITDA before effects of foreign exchange	$59			$360
Year/Year Growth (6)	(32)%			(23)%
(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

Represents a non-cash charitable contribution to the Foundation of $67 million that was settled in company stock and therefore added back for non-GAAP purposes, of which $6 million was accrued during the nine months ended September 30, 2015 under GAAP with the intention of settling in cash and then reclassified as non-GAAP expense during the fourth quarter of 2015 to reflect the non-cash nature of the final settlement.

(3)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(4)

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares. During the second quarter of 2016, TripAdvisor began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. All historical periods have been conformed to the current calculation method. This change did not have a material effect on our previously reported non-GAAP net income per diluted share calculations in any prior period.

(5)

In the third quarter of 2016, TripAdvisor early adopted ASU 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting, which eliminates the requirement to reclassify excess tax benefits related to stock-based compensation from operating to financing activities in the unaudited condensed consolidated statement of cash flows.  The retrospective application to prior periods resulted in a $4 million and $36 million increase in cash flows provided by operating activities during the three months and year ended December 31, 2015, respectively, and a corresponding increase in cash flows used in financing activities.  In addition, this resulted in an increase in free cash flow of $4 million and $36 million during the three months and year ended December 31, 2015, respectively.

(6)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA over prior period revenues and Adjusted EBITDA, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the U.S. Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

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